UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2006

MICROSTRATEGY INCORPORATED

(Exact Name of Registrant as Specified in Charter)

Delaware	0-24435	51-0323571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1861 International Drive McLean, Virginia	22102
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2006, the Chief Executive Officer of MicroStrategy Incorporated (the “Company”) approved a cash bonus plan (the “Plan”) for 2006 for Eduardo S. Sanchez, the Company’s Vice President, Worldwide Sales. Under the Plan, Mr. Sanchez is eligible to receive (i) cash bonus awards that are determined as a percentage of the amount by which the contribution margin of the Company’s worldwide product licenses, support and other services revenue exceeds budgeted targets set forth in the Plan (each, a “Contribution Bonus”), and (ii) an annual cash bonus award that is determined as a percentage of the increase in the value of the Company’s maintenance contracts worldwide between the end of 2005 and the end of 2006. Contribution Bonuses, if any, pursuant to the Plan are expected to be approved and paid on a quarterly basis. A copy of the Plan will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006.

Additional cash bonuses for 2006 for Mr. Sanchez may also be awarded based on the subjective assessment of the Chief Executive Officer of the extent to which Mr. Sanchez contributed to the overall performance of the Company or the worldwide sales and services departments of the Company during 2006.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2006	MicroStrategy Incorporated
(Registrant)

	By:	/s/ MICHAEL J. SAYLOR
	Name:	Michael J. Saylor
	Title:	Chairman of the Board, President and Chief Executive Officer

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